UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 10, 2019

Trillion Energy International Inc. (formerly Park Place International Inc.)
(Exact name of registrant as specified in its charter)

Delaware	000-55539	47-4488552
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 700, 838 West Hastings Street, Vancouver	V6C 0A6
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	1 (250) 996-421

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

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ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

ITEM 7.01	REGULATION FD DISCLOSURE

ITEM 8.01	OTHER ITEMS

Effective April 1, 2019, following a review by the Financial Industry Regulatory Authority, Park Place Energy Inc. (“we”, “us”, “our”, the “Company”) adopted the name Trillion Energy International Inc. The name change was achieved by certificate of amendment filed with the Delaware Secretary of State, and was initiated to better reflect the nature of our Company’s business. As a result of the name change the Company voluntarily adopted the new stock symbol “TCFF” on the OTC Markets effective April 1, 2019. The CUSIP number assigned to the Company’s shares under its new name is 89621V103.

On April 10, 2019, we issued a news release announcing our name change to Trillion Energy International Inc.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

3.1	Certificate of Amendment (Name Change) filed March 8, 2019

99.1	News Release dated April 10, 2019

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRILLION ENERGY INTERNATIONAL INC.

/s/ Arthur Halleran
Arthur Halleran
President and Chief Executive Officer

Date: April 11, 2019